MASTR 04-10 Collateral Group 2

15Yr Fixed Rate

Size

$80mm approx.

GWAC

5.28% +/- 5 bps

WAM

178 +/- 2 months

Geographics

40% California approx.

WA FICO

739 approx.

WA LTV

63% approx.

Cash-out Refi

27% approx.

Ratings

AAA from 2 of 3 (S&P, Moody’s, Fitch)

Estimated Subordination Level

1.50% approx.

Settlement

10/29/2004

All numbers approximate.

Subject to 5% clean-up call.  All tranches subject to 5% delivery variance.

This information is furnished to you solely by UBS Securities LLC. and not by the issuer of the securities or any of its affiliates.  UBS Securities LLC. Is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction.